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                                                                   EXHIBIT 10.20

                                                              INTEL CONFIDENTIAL
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                            PATENT LICENSE AGREEMENT

                                    BETWEEN

                                OPTI CORPORATION

                                      AND

                               INTEL CORPORATION

     This Patent License Agreement ("Agreement") is entered into as of January 4, 2000 ("Effective Date") by and between Opti Corporation, a corporation, having an office at 3393 Octavius Drive Santa Clara, CA 95054 ("Opti") and Intel Corporation, a Delaware corporation, having an office at 2200 Mission College Blvd., Santa Clara, California 95052, U.S.A. ("Intel").

     IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.  DEFINITIONS
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     l.1. "Capture Period" shall mean any time between the Effective Date and the fifth anniversary of the Effective Date.

     1.2 "Intel Patents" means any Patents that are owned, controlled or licensable by Intel or any of its Subsidiaries and that have a first effective filing date prior to the Effective Date.

     1.3 "Intel Compatible Processor" shall mean any processor that (a) can perform substantially the same functions as an Intel Processor by compatibly executing or otherwise processing (i) a substantially portion of the instruction set of an Intel Processor or (ii) object code versions of applications or other software targeted to run on or with an Intel Processor, in order to achieve substantially the same result as an Intel Processor; or (b) is substantially compatible with an Intel Processor Bus.

     1.4 "Intel Processor" shall mean a Processor first developed by, for or with substantial participation by Intel, including without limitation the Intel 8086, 80186, 80286, 80386, 80486, Pentium(R), Pentium Pro, Pentium(R) II,
StrongARM, Merced, Itanium(R) processor, 80860 and 80960 microprocessor families, and the 8087, 80287, and 80387 math coprocessor families.

     1.5 "Intel Processor Bus" shall mean a bus capable of connecting one or more Intel Processors to each other, to associated core logic devices (chipsets) which provide a bridge between the Intel Processor and other system resources, or to a main memory or cache, together with the set of protocols defining the electrical, physical, timing and functional characteristics, sequences and control procedures of such bus.

     1.6 "Opti Patents" means any Patents that are owned, controlled or licensable by Opti or any of its Subsidiaries and that have a first effective filing date prior to the Effective Date.
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                                                              INTEL CONFIDENTIAL
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     1.7  "Opti CNS Patents" means any Patents that are owned, controlled or licensable by Opti or any of its Subsidiaries and that have a first effective filing date during the Capture Period.

     1.8 "Patents" shall mean all classes or types of patents, utility models and design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions or reissues), and applications for these classes or types of patent rights in all countries of the world.

     1.9 "Subsidiary" shall mean any corporation, partnership or other entity, now or hereafter, (i) at least fifty percent (50%) of whose outstanding shares or securities entitled to vote for the election of directors or similar managing authority is directly or indirectly owned or controlled by the applicable party, or (ii) that does not have outstanding shares or securities but at least fifty percent (50%) of whose ownership interest representing the right to make the decisions for such entity is directly or indirectly owned or controlled by the applicable party.

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                                                              INTEL CONFIDENTIAL
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2.  PAYMENT
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    In consideration for the license granted by Opti to Intel pursuant this
Agreement, Intel shall pay to Opti the sum of thirteen million and five hundred thousand US dollars (US$13,500,000), which Intel shall pay within fifteen (15) business days of the Effective Date. The licenses and releases granted to Intel shall become effective upon the payment in full of this amount by Intel.

3.  RELEASE
    -------

    3.1 Opti, on behalf of itself and its Subsidiaries, hereby releases, acquits and forever discharges:

         (a) Intel, its Subsidiaries, and its and their distributors and customers, direct and indirect, from any and all claims or liability for (i) infringement of any Opti Patents, to the extent such infringement would have been licensed under the license granted to Intel hereunder if such license had been in existence at the time of such infringing activity or (ii) inducement to infringe any Opti Patents; provided, however, that if Opti sues a third party on the Opti Patents that at the time of suit was not a Subsidiary of Intel but is later acquired as a Subsidiary by Intel, the foregoing release shall not be effective as to such party until such time as a judgment is obtained against such party or a settlement is reached with Opti.

         (b) Intel and its Subsidiaries from any and all statutory, regulatory or common law claims or liability arising from antitrust, unfair competition, interference with prospective advantage, other business tort law related to competition and other laws regulating competition or trade.

    3.2 Intel, on behalf of itself and its Subsidiaries, hereby releases, acquits and forever discharges Opti, its Subsidiaries that are Subsidiaries as of the Effective Date, and its and their distributors and customers, direct and indirect, from any and all claims or liability for (i) infringement of any Intel Patents that arose prior to the Effective Date of this Agreement or (ii) inducement to infringe any Intel Patents that arose prior to the Effective Date of this Agreement.

4.  GRANT OF RIGHTS
    ---------------

    4.1  License. Opti hereby grants to Intel a non-exclusive, perpetual,
         -------
irrevocable, non-transferable, royalty-free, fully paid up, worldwide license, without right to sublicense (except as expressly provided herein) under the Opti Patents to make, have made (subject to 4.3 below), use, import, and directly or indirectly sell, offer to sell and otherwise dispose of any product and practice any method or process in the exercise of such rights. The parties intend and agree that the license granted by Opti to Intel hereunder shall extend to any third party acquiring licensed products from Intel for the combination of those Intel products with other Intel licensed products and for the use of such combination, even if such Intel products were acquired separately; provided that it is agreed and understood that nothing herein grants any license to any such third party for the combination of such Intel products with other products not licensed by Opti or for the use of such combination of such Intel products and such other products.

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                                                              INTEL CONFIDENTIAL
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    4.2  Licenses and Subsidiaries. The parties intend that the license granted
         -------------------------
by Opti under this Agreement, without further act by any person, shall extend to all of Intel's Subsidiaries. In the event that neither Opti nor any of its Subsidiaries has the right to grant a license under any particular Opti Patent of the scope set forth herein, then the license granted herein under such Opti Patent shall be of the broadest scope that Opti or any of its Subsidiaries has the right to grant; "provided, that, Opti shall not be obliged to sublicense any Patent that requires Opti to pay royalties on account of the sublicense grant to Intel unless Intel shall agree to pay all royalties due with respect to its activities under such sublicense."

    4.3  Have Made Rights. Any exercise of Intel's have made rights hereunder
         ----------------
are strictly conditioned upon the `have made' manufacturer manufacturing the products in question exclusively on behalf of Intel or its Subsidiaries, and based on a design are developed by or for, or otherwise owned and furnished to the manufacturer by, Intel or its Subsidiaries.

    4.4  Covenant Not to Sue.
         -------------------

         (a) Company agrees that Company shall not bring an action of any nature before any legal, judicial, arbitration, administrative, executive or other like body alleging that Intel, its subsidiaries or affiliates, or their customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect) and contractors (direct or indirect) infringe any Opti CNS Patents in the manufacture, use, import, offer for sale or sale of any Intel products and practice any method or process in the exercise of such rights.

         (b) The covenant not to sue in (a) above shall be suspended if Intel brings an action of any nature before any legal, judicial, arbitration, administrative, executive or other like body alleging that Opti, its subsidiaries or affiliates, or their customers (direct or indirect), distributors (direct or indirect), agents (direct or indirect) and contractors (direct or indirect) infringe any Intel Patents in the manufacture, use, import, offer for sale or sale of Opti's products or any method or process in the exercise of those right; provided that there shall be no suspension in the event Intel's bringing such an action is directed at Opti's infringement of such Intel's patents in the manufacture, use or sale of Intel Compatible Processors.

    4.5  Term. The licenses granted herein shall extend for the full terms of
         ----
each Opti Patent licensed hereunder and under no circumstances shall such licenses sooner terminate.

    4.6  No Implied Licenses. There are no other licenses granted hereunder
         -------------------
except as expressly set forth herein, whether created by implication, estoppel or otherwise.

5.  DISCLAIMER
    ----------

     Nothing contained in this Agreement shall be construed as: (a) an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement, (b) conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction,

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                                                              INTEL CONFIDENTIAL
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abbreviation or simulation thereof, of either party, or (c) an obligation to furnish any technical information or know-how.

6.  MISCELLANEOUS PROVISIONS
    ------------------------

    6.1 Authority. Opti represents and warrants that it has the right to grant Intel the licenses and releases granted hereunder. Further, Opti warrants that it has the right to grant the license under all of the applications, disclosures and inventions identified in Exhibit A; provided, however, that the foregoing warranty shall expire as to any of such applications, disclosures or inventions in the event such applications, disclosure or inventions are assigned, conveyed or otherwise transferred to third parties.

    6.2  Notice. All notices required or permitted to be given hereunder shall
         ------
be in writing and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

         If to Opti:                     If to Intel:
         ----------                      -----------

         Opti, Inc.                      General Counsel
         3393 Octavius Drive             Intel Corporation
         Santa Clara, CA 95054           2200 Mission College Blvd.
         Attn: President                 Santa Clara, CA 95052
                                         United States of America

Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party as above provided at such changed address.

    6.3  No Rule of Strict Construction. Regardless of which party may have
         ------------------------------
drafted this Agreement, no rule of strict construction shall be applied against either party. If any provision of this Agreement is determined by a court to be unenforceable, the parties shall deem the provision to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be modified, the provision will be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect.

    6.4  Taxes. Each party shall be responsible for the payment of its own tax
         -----
liability arising from this transaction.

    6.5  Entire Agreement. This Agreement embodies the entire understanding of
         ----------------
the parties with respect to the subject matter hereof, and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either party hereto shall

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                                                              INTEL CONFIDENTIAL
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alter the meaning or interpretation of this Agreement.

    6.6  Modification; Waiver. No modification or amendment to this Agreement,
         --------------------
nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

    6.7  Governing Law. This Agreement and matters connected with the
         -------------
performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of California, without reference to conflict of laws principles.

    6.8  Jurisdiction. Intel and Opti agree that all disputes and litigation
         ------------
regarding this Agreement and matters connected with its performance shall be subject to the exclusive jurisdiction of the courts of the Northern District of California or of the Federal courts sitting therein. The parties agree that all disputes shall be tried without a jury.

    6.9  Confidentiality of Terms. The parties hereto shall keep the terms of
         ------------------------
this Agreement confidential and shall not now or hereafter divulge these terms to any third party except:

         (a) with the prior written consent of the other party; or

         (b) to any governmental body having jurisdiction to call therefor; or

         (c) subject to (d) below, as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a party in such matters; or

         (d) during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (a) the restrictions are embodied in a court-entered Protective Order and (b) the disclosing party informs the other party in writing at least ten (10) days in advance of the disclosure; or

         (e) in confidence to legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions.

         (f) in confidence to an acquirer or acquiree, and such other party's legal counsel, accountants, banks and financing sources and their advisors solely in connection with an anticipated merger or acquisition.

The parties shall cooperate in preparing and releasing an announcement, if any, relating to this Agreement, provided that Opti shall not make any public disclosure regarding this Agreement without Intel's prior written consent which Intel may withhold at its sole discretion.

    6.10  Compliance with Laws. Anything contained in this Agreement to the
          --------------------
contrary notwithstanding, the obligations of the parties hereto and of the Subsidiaries of the parties shall be

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                                                              INTEL CONFIDENTIAL
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subject to all laws, present and future, of any government having jurisdiction over the parties hereto or the Subsidiaries of the parties, and to orders, regulations, directions or requests of any such government.

     WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date below written.

INTEL CORPORATION                      OPTI CORPORATION

By:                                    By: /s/ Bernard T. Marren

Printed Name                           Printed Name Bernard T. Marren

Title                                  Title President/CEO

Date                                   Date January 4, 2000

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